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                                SUBSCRIPTION AGREEMENT
                                ----------------------
VOICENET, INC.
Suite 517
380 Lexington Avenue
New York, New York 10168

Dear Sir:

The undersigned hereby acknowledges receipt of the Prospectus of Voicenet, Inc. (The "Company"). The undersigned is over 18 years of age.

The undersigned subscriber represents and warrants that the Units of the Company being purchased are for his/her own account and not for redistribution on behalf of the Company.

I hereby subscribe to the following number of Units

A. Number of Units subscribed for________________.
B. Price per Unit $8.00
C. Total subscription price (Line A x Line B) $______________________.

Enclosed is my check, bank draft or postal or express money order for the full subscription price stated on Line C above, which has been made payable to "Voicenet, Inc. Escrow Account."

It is understood that this subscription is subject to allotment. The Company reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid without interest thereon. The cashing of any check, bank draft or postal or express money order will not be deemed to be an acceptance in whole or in part of any subscription. In the event that less than 750,000 Units are sold within the time allotted for such sale in the Prospectus, then the funds deposited in escrow will be promptly refunded in full without interest to the subscriber by the Company.

Date:______________               Very truly yours,

(Name in which Units              _____________________________________________
Should be issued, if              Signature
other that mine alone:
                                  _____________________________________________
_________________________)        Print Name

                                  _____________________________________________

___________________________       _____________________________________________
Social Security Number or         Address
Tax ID Number